Exhibit 99.1

TALOS ENERGY ANNOUNCES LEASE AGREEMENT FOR MAJOR CARBON SEQUESTRATION HUB IN MISSISSIPPI RIVER INDUSTRIAL CORRIDOR

Houston, Texas, February 15, 2022 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that it had reached an agreement with a large Louisiana landowner to lease approximately 26,000 acres along the Mississippi River industrial corridor for future carbon capture and sequestration (“CCS”) projects. Talos also announced today, in a separate press release, its entry into a memorandum of understanding with EnLink Midstream, LLC (“EnLink”) to provide integrated CO2 transportation solutions in the region. These announcements mark the first major CCS project in the Baton Rouge / New Orleans area, known as the “River Bend CCS” project, and the first with an integrated midstream solution dedicated to permanent sequestration activities. Talos will be the project manager and operator of the injection, storage and monitoring and will be joined by its partner, Storegga Limited.

Key highlights include:

•

Approximately 26,000 acres leased in Iberville, St. James, Assumption and Lafourche Parishes, one of the largest industrial regions in the United States with approximately 80 million metrics tons of CO2 emitted regionally per year

•	One Hub-class sequestration project comprised of three distinct sites with a cumulative storage capacity of over 500 million metric tons and identified collectively as River Bend CCS

•	Located in a superior geologic fairway containing a 3,000+ foot thick saline aquifer column with porosity and permeabilities ideal for sequestration activities

•	Talos has also secured a right of first refusal on approximately 63,000 additional acres in the area for phased, future expansion in order to meet expected future market demand

•	Expands the Talos CCS project portfolio to three sequestration projects, including two regional hubs and one point source, spanning the Texas and Louisiana Gulf Coasts

Talos EVP – Low Carbon Strategy and Chief Sustainability Officer Robin Fielder commented: “We are excited to announce this significant agreement establishing a major CO2 sequestration hub along the Mississippi River along with the new transportation infrastructure collaboration with EnLink Midstream. This combination of a large-scale, strategically located sequestration hub plus alignment across the value chain is positioned to deliver turn-key carbon removal solutions in one of the largest and most critical industrial regions in the United States.”

Talos President and Chief Executive Officer Timothy S. Duncan commented: “I’m very proud of the progress our team has made in advancing Talos’s CCS business. Today we announced another milestone on our journey to build out one of the largest portfolios of projects along the U.S. Gulf Coast. This project is unique because the Mississippi River corridor is such an important focus area for lowering industrial emissions, and by combining the right storage location and geology, real pipeline infrastructure and two credible and capable operators, the River Bend CCS project can be a model for optimizing those variables to achieve a successful integrated CCS project. We will also be advancing our previously announced projects in the coming year through important engineering and permitting phases while continuing to pursue additional opportunities throughout the Gulf Coast. We remain excited about the trajectory of our CCS business, and in combination with a record 2021 from our Upstream business, have high expectations for the enterprise to continue to unlock unique, differentiated ways to grow long-term shareholder value in the coming year.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

ABOUT STOREGGA

Storegga is an independent, UK-based carbon management business at the forefront of the global Net Zero strategy. Storegga champions and delivers carbon capture and storage (“CCS”), hydrogen, and other subsurface renewable projects to accelerate carbon emission reductions and removals. Storegga is the lead developer of the UK’s Acorn Carbon Capture and Storage (“CCS”) and Hydrogen project, providing essential infrastructure to help the UK meet its net zero targets. The Acorn Project will provide critical backbone infrastructure for the Scottish Cluster. The Scottish Cluster unites communities, industries and businesses to deliver CCS, hydrogen and other low carbon technologies, supporting Scotland, the UK and Europe to meet net zero goals. Storegga has partnered with leading engineering and technology groups at the forefront of their fields to accelerate infrastructure development. The Company has partnered with Carbon Engineering to develop Direct Air Capture (“DAC”) in the UK.

Storegga:(https://www.storegga.earth/)

For more information on the Acorn CCS and Hydrogen Project, please visit: About Acorn – Acorn CCS - https://theacornproject.uk/about/

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of our CCS business, including the River Bend CCS project with its partner Storegga Limited and the complete carbon capture, transportation and sequestration services solution joint service offering with EnLink, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 3, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002